Exhibit 99.1

BIODEL REPORTS THIRD QUARTER FISCAL YEAR 2014 FINANCIAL RESULTS

Conference Call and Audio and Visual Webcast Will be Held Today, August 11th, at 5:00 p.m. EST

DANBURY, Conn., August 11, 2014 - Biodel Inc. (Nasdaq: BIOD) today reported financial results for the third fiscal quarter ended June 30, 2014.

Portfolio highlights since last fiscal quarter:

•

Announcement of positive top line data from Study 3-152, a Phase 2a clinical trial comparing Biodel’s proprietary concentrated insulin formulation BIOD-531 to Humalog® Mix 75/25 and Humulin® R U-500 in patients with type 2 diabetes with moderate insulin resistance; BIOD-531 demonstrated superiority over both comparators with respect to lower glucose responses following standardized meal challenges.

•

Continued progress on the glucagon rescue Glucagon Emergency Management (GEM) program, including filing an IND and completion of a formative human factors study demonstrating successful usage of the auto-reconstitution device with little to no training; initiation of clinical trial and manufacture of commercial registration lots planned for calendar 4Q14.

•

Presentation of four abstracts at the 74th Scientific Sessions of the American Diabetes Association in San Francisco, California, June 13-17, 2014 and acceptance of two abstracts for presentation at the 50th Annual Meeting of the European Association for the Study of Diabetes in Vienna, Austria, September 16-19, 2014.

•

Implementation of an at-the-market facility for the sale of up to $14 million of the company’s common stock and an equity purchase commitment for an additional $15 million of the company’s common stock.

Dr. Errol De Souza, president and chief executive officer of Biodel, stated: “We have made rapid progress in achieving multiple significant milestones in all of our programs this quarter. On the heels of impressive Phase 1 results earlier this year, we rapidly advanced BIOD-531 into multiple Phase 2 trials and are pleased to report that BIOD-531 demonstrates superiority versus Humalog® Mix 75/25 and Humulin® R U-500 prandial/basal insulin on postprandial glucose responses. This morning we announced positive data from the BIOD-531 Study 3-152 meal study and are working with the FDA to get agreement on pivotal trial design and look forward to updating you on the further advancement of BIOD-531. We continue to advance the GEM

Exhibit 99.1

program with the filing of the IND and finalizing the design of the device in anticipation of manufacturing registration lots towards the end of the year. We look forward to reporting on additional key milestones in 2014, such as the results of our second meal study with BIOD-531 and the initiation of a GEM clinical study.”

Third Quarter Financial Results

Biodel reported a net loss for the three months ended June 30, 2014 of $3.2 million, or $0.15 per share of common stock, compared to a net loss of $9.6 million, or $0.66 per share of common stock, for the same period in the prior year.

Research and development expenses were $3.6 million for the three months ended June 30, 2014, compared to $3.5 million for the same period in the prior year. This increase is primarily due to expenses associated with the development of our GEM product.

General and administrative expenses were $1.3 million for the three months ended June 30, 2014, compared to $1.8 million for the same period in the prior year.

Expenses for the three months ended June 30, 2014 included costs of $0.1 million, compared to $0.3 million for the same period in the prior year, in stock-based compensation expense related to options and restricted stock units granted to employees and our non-employee directors.

Biodel did not recognize any revenue during the three months ended June 30, 2014 or 2013.

At June 30, 2014, Biodel had cash and cash equivalents of $24.5 million and 21.1 million shares of common stock outstanding.

Conference Call and Webcast Information

Biodel's senior management will host a conference call on August 11, 2014, beginning at 5:00 p.m. Eastern Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 407-7181 (Toll-Free US & Canada) or +1 (201) 689-8047 (International). To access the call by live audio webcast, please log on to the investor section of the company's website at www.biodel.com. An archived version of the audio webcast will be available on Biodel's website or by dialing +1 (877) 660-6853 (Toll Free US & Canada) or +1 (201) 612-7415 (International) and entering conference ID number 13588552. Please note that the company has included supplemental slides in the webcast related to its Third Quarter results which will also be available in the “Webcasts” section of the company website after the call.

Exhibit 99.1

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. Biodel's product candidates are developed by applying proprietary technologies to existing drugs in order to improve their therapeutic profiles. More information about Biodel is available at www.biodel.com.

Exhibit 99.1

Biodel Inc.
Consolidated Condensed Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2013	June 30, 2014
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$39,781	$24,480
Income taxes receivable	6	2
Grants receivable	26	227
Prepaid and other assets	264	394

Total current assets	40,077	25,103
Property and equipment, net	1,031	604
Intellectual property, net	43	41
Total assets	$41,151	$25,748

LIABILITIES AND STOCKHOLDERS' EQUITY
Current:
Accounts payable	$246	$374
Accrued expenses:
Clinical trial expenses	181	132
Payroll and related	1,139	991
Accounting and legal fees	226	170
Severance	255	31
Other	319	266
Income taxes payable	75	—

Total current liabilities	2,441	1,964

Common stock warrant liability	6,121	2,413
Other long term liabilities	26	—

Total liabilities	8,588	4,377
Commitments
Stockholders' equity:
Convertible Preferred stock, $.01 par value; 50,000,000 shares authorized, 1,950,000 and 1,950,000 issued and outstanding	19	19
Common stock, $.01 par value; 62,500,000 shares authorized; 21,070,824 and 21,119,722 issued and outstanding	211	211
Additional paid-in capital	247,761	248,414
Accumulated deficit	(215,428)	(227,273)

Total stockholders' equity	32,563	21,371

Total liabilities and stockholders' equity	$41,151	$25,748

Exhibit 99.1

Biodel Inc.
Consolidated Condensed Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2013	2014	2013	2014
Revenue	$—	$—	$—	$—

Operating expenses:
Research and development	3,474	3,628	11,115	11,626
Government grant	(25)	(227)	(249)	(531)
General and administrative	1,768	1,348	5,371	4,475

Total operating expenses	5,217	4,749	16,237	15,570
Other (income) and expense:
Interest and other income	(11)	(11)	(39)	(40)
Adjustment to fair value of common stock warrant liability	4,431	(1,548)	2,319	(3,708)

Loss before tax provision (benefit)	(9,637)	(3,190)	(18,517)	(11,822)
Tax provision (benefit)	(6)	14	3	23

Net loss	$(9,631)	$(3,204)	$(18,520)	$(11,845)

Net loss per share — basic and diluted	$(0.66)	$(0.15)	$(1.29)	$(0.56)

Weighted average shares outstanding — basic and diluted	14,573,110	21,118,375	14,311,875	21,100,903

Exhibit 99.1

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the clinical development plans for the company's drug candidates, including the potential timing, design and outcomes of clinical trials; and the company's ability to develop and commercialize product candidates. Forward-looking statements represent our management's judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the success of our product candidates, particularly our proprietary formulations of injectable insulin that are designed to be absorbed more rapidly than the "rapid-acting" mealtime insulin analogs presently used to treat patients with type 1 and type 2 diabetes and our glucagon presentation that is intended to treat patients experiencing severe hypoglycemia; our ability to conduct pivotal clinical trials, other tests or analyses required by the U.S. Food and Drug Administration, or FDA, to secure approval to commercialize a proprietary formulation of injectable insulin or a stable glucagon presentation; the success of our formulation development work with insulin analog-based formulations of a proprietary injectable insulin and a stable glucagon presentation; our ability to secure approval from the FDA for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; the progress, timing or success of our research, development and clinical programs, including any resulting data analyses; our ability to develop and commercialize a proprietary formulation of injectable insulin that may be associated with less injection site discomfort than Linjeta™ (formerly referred to as VIAject® ), which is the subject of a complete response letter we received from the FDA; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves; our ability to protect our intellectual

Exhibit 99.1

property and operate our business without infringing upon the intellectual property rights of others; the degree of clinical utility of our product candidates; the ability of our major suppliers to produce our products in our final dosage form; our commercialization, marketing and manufacturing capabilities and strategies; our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent report on Form 10-Q for the first fiscal quarter ended December 31, 2013. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

BIOD-G

CONTACT: John Graziano, +1 (646) 378 2942

SOURCE Biodel Inc.